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                          BOOK S 93 PAGE 196

                      CERTIFICATE OF CORRECTION
                                  OF
                   JACQUELINE BEAUTY PRODUCTS, INC.

        Pursuant to Section 103(f) of Title 8 of the Delaware
                       Code of 1953, as amended

                                                                 FILED
                                                       August 14, 1985
                                                                   9am
                                                           [Signature]
                                                    Secretary of State

       I, the undersigned, being the only Incorporator of JACQUELINE BEAUTY PRODUCTS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

       RESOLVED, that in the Certificate of Incorporation of this Corporation the name of the corporation was inadvertantly set forth incorrectly and t hat Article FIRST should be corrected by changing it to read as follows:

       FIRST: The name of this Corporation is JACQUELINE BEAUTY
PRODUCTS, LTD..

       IN WITNESS WHEREOF, I have hereunto set my hand and seal this 14th day of August, A.D., 1985.


                              /s/ Lisa C. Harding
                              LISA C. HARDING